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                                  Exhibit 23(j)

                       Consents of Independent Accountants




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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 16, 2002, relating to the financial statements and financial highlights which appear in the June 30, 2002 Annual Reports to Shareholders of Montgomery Growth Fund, Montgomery Mid Cap Fund, Montgomery Mid Cap Focus Fund, Montgomery Small Cap Fund, Montgomery U.S. Focus Fund, Montgomery International Growth Fund, Montgomery Global Opportunities Fund, Montgomery Global Focus Fund, Montgomery Global Long-Short Fund, Montgomery Global Tech, Telecom and Media Fund, Montgomery Emerging Markets Fund, Montgomery Emerging Markets Focus Fund, Montgomery Total Return Bond Fund, Montgomery Short Duration Government Bond Fund, and Montgomery Government Money Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in such Registration Statement.



PricewaterhouseCoopers LLP

San Francisco, California
October 29, 2002


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 9, 2002, relating to the financial statements and financial highlights which appear in the June 30, 2002 Annual Reports to Shareholders of Montgomery Institutional Series: International Growth Portfolio and Montgomery Institutional Series: Emerging Markets Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.








PricewaterhouseCoopers LLP

San Francisco, California
October 29, 2002